                                                                Exhibit 10.19(b)

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     THIS FIRST AMENDMENT TO LEASE is made and entered into as of the 14/th/ day of June, 2000, by and between TIAA REALTY, INC., a Delaware corporation ("Landlord") and M&I DATA SERVICES, a division of Marshall & Ilsley Corporation, a Wisconsin corporation ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Teachers Insurance and Annunity Association of America ("Teachers") and Tenant entered into a lease (the "Original Lease") dated February 15, 1999, under the terms of which Tenant leased 60,186 square feet of space (the "Original Space") located in Building No. 6, at 4300 West Brown Deer Road located in the Brown Deer Business Park, Brown Deer, Wisconsin (the "Building"); and

     WHEREAS, Landlord is successor to the interest of Teachers; and

     WHEREAS, Tenant and Landlord desire to amend the Lease;

     NOW, THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1.   Definitions. Terms used herein and not otherwise defined herein shall
          -----------
have the same meaning as provided in the Lease. The Original Lease, as amended by this First Amendment to Lease, shall herein be collectively referred to as the "Lease."

     2.   Expansion Space. Commencing on the later of July 1, 2000 or
          ---------------
Substantial Completion of the space (the "Expansion Commencement Date"), Tenant hereby leases from Landlord and Landlord hereby leases to Tenant an additional approximately 1,879 rentable square feet of space located in the Building (the "Expansion Space"), as shown on Exhibit A. Commencing on the Expansion
                                ---------
Commencement Date, the Expansion Space shall be added to the Premises and shall become a part of the Premises for all purposes of the Lease, and any reference in the Lease to the term "Premises", shall be deemed to refer to and include the Expansion Space. Notwithstanding the foregoing, Tenant shall not be entitled to possession of the Expansion Space until Substantial Completion of the Tenant Improvements as that term is defined in Exhibit B of this Amendment.
                                        ---------

     3.   Term. The term for the Expansion Space shall commence on the Expansion
          ----
Commencement Date and shall expire at 11:59 p.m. on April 30, 2006.

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     4.  Base Rent. Commencing on the Expansion Commencement Date, Base Rent due
         ---------
and payable under the Lease for the Expansion Space shall be in the amounts set forth on Exhibit C attached hereto and incorporated herein by reference.
         ---------

     5.  Termination Fee. The Termination Fee in Paragraph 30 of the Original
         ---------------
Lease is hereby changed from Two Million One Hundred Thirty-Eight Thousand Four Hundred Fifty-Six and 57/100 Dollars ($2,138,456.57) to Two Million One Hundred Ninety-One Thousand Six Hundred Fifty-Seven and 51/100 Dollars ($2,191,657.51).

     6.  Tenant's Proportionate Share. Commencing on the Expansion Commencement
         ----------------------------
Date, the term "Tenant's Proportionate Share" shall be changed from 96.97% to 100%. Commencing on the Expansion Commencement Date for all purposes under the Lease, the Rentable Area of the Premises shall be changed from approximately 60,186 square feet to approximately 62,065 square feet.

     7.  Tenant Improvements. Landlord agrees to make tenant improvements to the
         -------------------
Premises in accordance with the terms and conditions of the Tenant Improvement Work Agreement attached as Exhibit B.
                           ---------

     8.  Broker. Tenant represents and warrants to Landlord that it has not
         ------
engaged any broker, finder or other person entitled to any commission or fee in respect to the negotiation, execution or delivery of this Amendment and the only broker with which Tenant has dealt is Landlord's broker, Douglas Elliman-Beitler Management Corporation of Wisconsin or its agents. Tenant hereby agrees to indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

     9.  Other Terms and Conditions.  Except as specifically modified or
         --------------------------
amended herein, all other terms and conditions of the Original Lease shall remain in full force and effect.

     10. Conflict.  In the event of a conflict between the terms and conditions
         --------
of the Original Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

     11. Binding Effect.  This Amendment shall bind the parties hereto and their
         --------------
respective successors and assigns.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                LANDLORD:

                                TIAA REALTY, INC., a Delaware corporation

                                By:  Teachers Insurance and Annuity
                                     Association of America, a New York
                                     corporation, its authorized representative

                                         /s/ Denise Maxwell
                                     By: --------------------------------------
                                                   DENISE MAXWELL
                                     Print Name: ------------------------------
                                              ASSOCIATE DIRECTOR
                                     Title: -----------------------------------


                                TENANT:

                                M&I DATA SERVICES, a division of Marshall
                                & Ilsley Corporation, a Wisconsin Corporation

                                         /s/ Peter J. Tallian
                                     By: --------------------------------------
                                         Peter J. Tallian
                                         Executive Vice President and
                                         Chief Financial Officer
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                                                                Exhibit 10.19(b)

                                    EXHIBITS

Exhibit A      Expansion Space
Exhibit B      Tenant Improvements
Exhibit C      Rental Rates

The above exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.